Deloitte & Touche LLP Suite 1800 150 Fayetteville Street Mall Raleigh, NC 27601 USA

March 30, 2006	Tel: +1919 546 8000 Fax: + 1 919 833 3276 www.deloitte.com

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of M&F Bancorp, Inc.’s Form 8-K dated March 30, 2006, and have the following comments:

1.	We agree with the statements made in Section A.

2.	We have no basis on which to agree or disagree with the statements made in Section B.

Yours truly,